UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2021 (August 25, 2021)

AMERICAN BATTERY METALS CORPORATION

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

930 Tahoe Blvd., Suite 802-16
Incline Village, NV 89451
(Address of principal executive offices)

Tel: (775) 473-4744
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities

The information required to be disclosed in this Item 3.02 is incorporated herein by reference to Item 5.02.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2021, Douglas Cole resigned as Chief Executive Officer of American Battery Metals Corporation (the “Company”). Mr. Cole will remain in his position as Chairman of the board of directors of the Company (the “Board”). The Board appointed Ryan Melsert, Chief Technology Officer of the Company, to serve as Chief Executive Officer, effective immediately.

On August 27, 2021, directors Douglas Cole, Douglas MacLellan, and William Hunter delivered notice to the Company that they do not intend to seek reelection as directors at the Company’s next annual meeting. The Board agreed to select a meeting date for the annual meeting within a reasonable time after the filing of its annual report which is due at the end of September. The Board intends to form a search committee to select qualified director candidates to be presented for shareholder vote at such annual meeting.

On August 27, 2021 the Company entered into a new employment agreement with its chief financial officer, David Corsaut (the “CFO Agreement”). Mr. Corsaut received a grant of two million restricted common shares upon execution of the CFO Agreement. Pursuant to the CFO Agreement, Mr. Corsaut is entitled to receive an annual salary of $300,000. Mr. Corsaut shall also be entitled to receive bonus cash compensation upon the achievement of certain milestones as set forth in the CFO Agreement. The CFO Agreement is attached as Exhibit 10.1 to this Current Report and incorporated herein by this reference.

On August 27, 2021 the Company entered into a new employment agreement with Scott Jolcover to serve as the Chief Resource Officer of the Company (the “CRO Agreement”). Mr. Jolcover received a grant of two million restricted common shares upon execution of the CRO Agreement. Pursuant to the CRO Agreement, Mr. Jolcover is entitled to receive an annual salary of $225,000. In addition, Mr. Jolcover shall also be entitled to receive bonus cash compensation upon the achievement of certain milestones as set forth in the CRO Agreement. The CRO Agreement is attached as Exhibit 10.2 to this Current Report and incorporated herein by this reference.

Mr. Jolcover, 70, joined the Company in November 2020. Mr. Jolcover has development expertise spanning five decades including expertise in construction, mining and land development, water resource, claims management, economic and environmental solutions. Prior to joining the Company, he served as the Director of Development and General Site Manager for Comstock Mining Inc. (“Comstock”) from 2005 until November 2020, where he managed all commercial transactions, including land, water and other major capital expenditures and acquisitions and served on Comstock’s board of directors for two years. Mr. Jolcover’s other roles include the President and CEO for Virginia City Ventures, which established the Comstock Gold Mill and partnered with the Tri-County Railway Commission. Mr. Jolcover has board and leadership roles with Nevada Works, Northern Nevada Development Authority (NNDA), Design and Construction Committee, and a 20-year relationship with Virginia City Tourism Commission (VCTC), including Chair and Vice-Chair roles.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2021, the Board approved an amendment to the Bylaws which requires all decisions of the Board, with the exception of those prohibited by Nevada Revised Statute 78 or other applicable laws, be unanimous, either through a meeting of the Board or written consents. This unanimous approval requirement shall end on the earlier of the election of directors by the shareholders at the Company’s next annual meeting or March 1, 2022. The amendment to the bylaws is attached as Exhibit 3.1.

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Item 7.01 Regulation FD Disclosure

On August 30, 2021, the Company intends to distribute a press release describing certain management changes and other corporate changes of the Company. The press release is attached hereto as Exhibit 99.1.

The information contained in this Item 7.01, including Exhibit 99.1, furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events

On August 25, 2021, the Board agreed to redeem all of the 500,000 shares of super voting Series A Preferred Shares held by its directors at par value ($0.001 per share) according to the redemption provisions set forth in the Designation of Series A Preferred Shares. The redemption was taken in connection with certain corporate governance changes of the Company being taken to facilitate its listing on the NASDAQ stock exchange.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

		Filed	Incorporated	By	Reference
Exhibit	Description	Herein	Date	Form	Exhibit
3.1	Amendment to Bylaws of American Battery Metals Corporation	x

10.1	Employment Agreement of David Corsaut dated August 27, 2021	x

10.2	Employment Agreement of Scott Jolcover dated August 27, 2021	x

99.1	Press Release dated August 30, 2021	x

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY METALS CORPORATION

Date: August 30, 2021	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer

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